SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

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GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

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GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD  21784
(410) 970-7800
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GSE Systems, Inc. on Tuesday, June 12, 2018.  The Annual Meeting will begin at 9:00 a.m. local time at our office located at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046.

The business to be presented for action at the Annual Meeting is described in the Proxy Statement.  We urge you to read the Proxy Statement carefully.  In addition to the formal items of business, I will be available at the meeting to answer your questions.

As permitted by the rules of the Securities and Exchange Commission, we are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder.  As a result, some of you will receive an Important Notice Regarding Availability of Proxy Materials instead of paper copies of the Proxy Statement and our Annual Report.  The notice contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, as well as instructions on how to request a paper copy of our proxy materials, if you so desire.

We look forward to seeing you at the meeting.

Very truly yours,

Jane Bryant Quinn
Chairman of the Board

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD  21784

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 12, 2018

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of GSE Systems, Inc. (the "Company") will be held on Tuesday, June 12, 2018, at 9:00 a.m. local time, at our office located at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046, and thereafter as it may from time to time be adjourned, for the purposes stated below:

1.	To elect two Class II directors to serve until the 2021 Annual Meeting and until their respective successors are elected and qualified;

2.	To approve a non-binding resolution regarding the compensation of the Company's named executive officers;

3.	To approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of capital stock from 32,000,000 to 62,000,000;

4.
To ratify the appointment by the Audit Committee of the Board of Directors of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 13, 2018, as the record date for the Annual Meeting.  Owners of the Company's common stock at the close of business on that day are entitled to receive this notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.  Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and this Notice of Annual Meeting of Stockholders.  We urge you to read the Proxy Statement carefully.

If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card to help us plan for the Annual Meeting.

By Order of the Board of Directors

Daniel W. Pugh
General Counsel and Secretary
Sykesville, Maryland
April 30, 2018

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD  21784
(410) 970-7800

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, June 12, 2018

GENERAL ANNUAL MEETING INFORMATION

This proxy statement contains information related to the annual meeting (the "Annual Meeting") of stockholders of GSE Systems, Inc. (the "Company" or "GSE Systems") to be held on Tuesday, June 12, 2018 at 9:00 a.m. local time at our office located at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046.  Proxies are hereby being solicited by the Board of Directors.  The notice of the Annual Meeting will be mailed to stockholders on or about April 30, 2018, which will be the date electronic materials are first made available to the stockholders.

Electronic Document Delivery

Why didn't I receive paper copies of the proxy materials in the mail?

As permitted by the rules of the Securities and Exchange Commission ("SEC"), we are now primarily furnishing proxy materials and annual reports to our stockholders on the Internet, rather than mailing paper copies of the Proxy Statement and the Annual Report to each stockholder.  If you received only an Important Notice Regarding the Availability of Proxy Materials (the "Notice") by mail, you will not receive a paper copy of these proxy materials unless you request one.  Instead, the Notice will instruct you on how you may vote your shares.  The Notice will also instruct you as to how you may access your proxy card to vote over the Internet.  If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

Annual Meeting Business

What proposals will be addressed at the Annual Meeting?

Stockholders will be asked to vote on the following proposals at the Annual Meeting:

1.	Election of two Class II directors to serve until the 2021 annual meeting of stockholders and until their successors are elected and qualified;

2.	A non-binding resolution to approve the compensation of the Company's named executive officers;

3.	An amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of capital stock from 32,000,000 to 62,000,000;

4.
To ratify the appointment by the Audit Committee of the Board of Directors of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	Any other matters properly brought before the meeting or any adjournment thereof.

Our Board unanimously recommends that the stockholders vote FOR the nominees for Class II directors, Suresh Sundaram and J. Barnie Beasley, and FOR proposals 2, 3 and 4.

What vote is required to approve each proposal?

Conduct of business at the Annual Meeting requires the presence of a quorum of stockholders.  A quorum is achieved if stockholders holding at least a majority of our outstanding common stock as of the close of business on April 13, 2018 (the "Record Date") are present at the Annual Meeting, in person or by proxy.  Abstentions and broker non-votes will be counted as present for purposes of determining whether we have a quorum for the conduct of business.

Proposal 1:  Election of Directors.  To be elected to the Board of Directors, a nominee for Director must receive the affirmative vote of a majority of the sum of (a) the total votes cast for and (b) the total votes affirmatively withheld as to such nominee.  There are two Class II directors to be elected at the Annual Meeting and two individuals have been properly nominated.  Abstentions and broker non-votes have no impact on the outcome of the election of directors.  The nominees for Class II directors are Suresh Sundaram and J. Barnie Beasley.

Proposal 2:  A Non-binding Resolution to Approve the Company's Named Executive Officer Compensation.  The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on this proposal.  Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal.  This proposal is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results.

Proposal 3:  Amendment to the Company's Certificate of Incorporation.  The approval of Proposal 3 requires the affirmative vote of a majority of the combined voting power of all the shares of all classes of capital stock of the Company then entitled to vote generally in the election of directors.  Abstentions and broker non-votes will be treated as votes against this proposal.

Proposal 4:  Ratification of Appointment of Independent Registered Public Accounting Firm.  The approval of Proposal 4 requires the affirmative vote of a majority of the votes cast.  Abstentions will have no effect on the results of this vote.  Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal.  If a broker does not exercise this authority, such broker non-votes will not affect the outcome of the voting for this proposal.

The Company will continue its long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except:  (a) as necessary to meet applicable legal requirements and to assert and defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management.

Voting and Proxies

Who may vote at the Annual Meeting?

All stockholders of record of the Company's common stock, par value $0.01 per share ("Common Stock"), on the Record Date will be entitled to vote at the Annual Meeting.  At the close of business on the Record Date, the Company had 19,593,742 shares of Common Stock outstanding and entitled to vote.

How many votes do I have?

You are entitled to cast one vote for each share of Common Stock owned by you on the Record Date on all matters properly brought before the Annual Meeting.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your name with Continental Stock Transfer & Trust Company, our transfer agent (the "Transfer Agent")), there are four ways to vote:

Telephone Voting:  You may vote by telephone by calling the toll-free telephone number indicated in the Notice or, if you received a proxy card, by following the instructions on the proxy card.  Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet Voting:  You may vote electronically over the Internet by logging on to the website indicated in the Notice or, if you received a proxy card, by following the instructions on the proxy card.  Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail:  If you received your proxy materials by mail, you may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement.  The proxy holders will vote your shares according to your directions.  If you sign and return your proxy card without specifying choices, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Vote at the Meeting:  You may cast your vote in person at the Annual Meeting.  Written ballots will be passed out to anyone who wants to vote in person at the meeting.

Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. local time on June 11, 2018.  Telephone and Internet voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and, therefore, not be counted.

Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy.  You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy.  If you are present at the Annual Meeting and desire to vote in person, your vote by proxy will not be counted.

How do I vote if I hold my shares in "street name?"

If you hold shares in "street name," you should follow the voting directions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee.  If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Will my shares be voted if I do not provide my proxy?

If you are the stockholder of record and you do not vote or provide a proxy, your shares will not be voted.

If your shares are held in street name, your broker can only cast a vote on your behalf on "routine" matters under applicable NYSE American rules.  Your broker may not vote your shares on non-routine matters unless they have received voting instructions from you.  Shares for which a broker submits a proxy card without vote are referred to as a "broker non-vote".

The election of Directors, the non-binding resolution to approve the Company's executive compensation, and the amendment to the Certificate of Incorporation of the Company are not considered to be "routine" matters, and your broker may not vote your shares with respect to these proposals without receiving voting instructions from you.  The proposal to ratify the appointment of BDO USA, LLP, as our independent registered public accounting firm for fiscal year 2018 is considered a "routine" matter, and your broker may vote your shares even if you do not provide them with voting instructions on that proposal.

Can I change my mind after I vote?

Yes.  If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

·	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy and prior to the deadline for submitting a vote by telephone or Internet;

·	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

·	attending the Annual Meeting and voting in person after giving notice to the Secretary of the Annual Meeting.

If you hold your shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

Other Meeting Information

Could the Annual Meeting be postponed?

If a quorum is not present or represented at the Annual Meeting, the chair of the meeting or the stockholders entitled to vote at the meeting have the power to postpone the meeting.  The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting.

Who bears the cost of soliciting proxies?

The Company will bear the cost of preparing, assembling and mailing the Notice and requested proxy materials and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting the Notice and requested copies of the proxy materials to the beneficial owners of our shares.  In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone.  The Company does not plan to employ a professional solicitation firm with respect to items to be presented at the Annual Meeting.

Where are the Company's principal executive offices?

The principal executive offices of the Company are located at 1332 Londontown Blvd., Suite 200, Sykesville, MD  21784, and our telephone number is (410) 970-7800.  The Annual Meeting will be held at the Company's office located at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046.  The same telephone number applies to this location.

How can I obtain additional information about the Company?

The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "2017 Form 10-K"), as filed with the SEC, including financial statements and financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Act, but without exhibits.  A list describing the exhibits not contained in the 2017 Form 10-K will be furnished with the 2017 Form 10-K.  Please address all written requests to GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784, Attention: Corporate Secretary.  Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee which is limited to the Company's reasonable expenses incurred in furnishing the requested exhibits.  In addition, the 2017 Form 10-K can be found on the Company's website, www.gses.com, under Investors/Financial Information, and you may also view proxy materials or request paper copies online at www.proxyvote.com using the information and instructions provided in the notice that was mailed to you.

Do any of the officers or directors have a material interest in the matters to be acted upon?

To the best of our knowledge, no directors, officers, or any of their associates have a material interest, direct or indirect, in any matters to be acted upon at the Annual Meeting, other than with respect to the executive compensation proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

Voting Securities and Principal Holders Thereof

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of the Record Date by (1) all beneficial owners of 5% or more of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (the "Named Executive Officers"); and (4) all executive officers, directors and nominees of the Company as a group.  The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the "SEC") and the information is not necessarily indicative of beneficial ownership for any other purpose.  SEC rules deem a person to be the beneficial owner of any securities which that person has the right to acquire within 60 days of the Record Date.  The Common Stock is the only class of voting securities of the Company.  Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Unless otherwise indicated, the address for each of the stockholders listed below is c/o GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

Name of Beneficial Owner	GSE Common Stock Amount and Nature of Beneficial Ownership (A)(1)		Percent of Class (B)(1)
Beneficial Owners:

NGP Energy Technology Partners II, L.P. 1700 K St. NW, Suite 750 Washington, DC 20006	2,616,525	(2)	13.4%

Jack Silver, Sherleigh Associates Inc. Profit Sharing Plan, Silver Investment Partners, LP, Silver Family 2007 Limited Partnership, Lena June Enterprises LLC, Jack Silver Roth LLC 2, and RS Partners I LLC 80 Columbus Circle PH76A New York, NY 10023	1,686,841	(3)	8.6%

PVAM Perlus Microcap Fund L.P. c/o Conyers Trust Company (Cayman) Limited Cricket Square, Hutchins Drive, P.O. Box 2681 Grand Cayman, KY1-1111, Cayman Islands PVAM Holdings Ltd. and Pacific View Asset Management (UK) LLP 5th Floor, 6th St. Andrews Street London, EC4A 3AE, United Kingdom	1,616,265	(4)	8.2%

Needham Asset Management, LLC, Needham Investment Management L.L.C., Needham Aggressive Growth Fund, a series of the Needham Funds, Inc., and George A. Needham 250 Park Avenue, 10th Floor New York, NY 10177-1099	1,120,000	(5)	5.7%

(table continued) Name of Beneficial Owner	GSE Common Stock Amount and Nature of Beneficial Ownership (A)(1)		Percent of Class (B)(1)

Board and Management
J. Barnie Beasley	--	(6)	--
John D. Fuller	7,352	(7)	*
Joseph W. Lewis	82,024	(8)	*
Kyle J. Loudermilk	407,291	(9)	2.1%
Emmett A. Pepe	81,904	(10)	*
Jane Bryant Quinn	79,393	(11)	*
Christopher D. Sorrells	369,240	(12)	1.9%
James H. Stanker	14,891	(13)	*
Suresh Sundaram	18,734	(14)	*
Directors and Executive Officers as a group (13 persons)	1,277,790	(15)	6.5%

*	Less than one percent.
(A)	This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC.
(B)	Applicable percentages are based on 19,593,742 shares outstanding on April 13, 2018, adjusted as required by rules promulgated by the SEC.
(1)
Assumes for each beneficial owner and for directors and executive officers as a group that (i) all options that may be exercised within 60 days of the Record Date are exercised in full only by the named beneficial owner or members of the group, and (ii) no other options are exercised.  Includes all time-restricted stock units vesting within 60 days of the Record Date.

(2)
Based on a Schedule 13D/A filed with the SEC on May 17, 2012, by NGP Energy Technology Partners II, L.P., on its own behalf and on behalf of NGP ETP II, L.L.C., Energy Technology Partners, L.L.C., and Philip J. Deutch.  The Reporting Persons disclaim beneficial ownership over the securities reported except to the extent of the Reporting Persons' pecuniary interest therein.

(3)
Based on a Schedule 13G/A filed with the SEC on February 13, 2018, by Jack Silver as (a) the trustee of the Sherleigh Associates Inc. Profit Sharing Plan, which owns 1,459,594 shares of Common Stock, (b) the general partner of Silver Investment Partners, LP, which owns 27,622 shares of Common Stock, (c) the General Partner of Silver Family 2007 Limited Partnership, which owns 1 share of Common Stock, (d) a Manager of Lena June Enterprises LLC, which owns 61,249 shares of Common Stock, (e) a Manager of Jack Silver Roth LLC 2, which owns 30,000 shares of Common Stock, and (f) a beneficial owner of 108,375 shares of Common Stock owned by RS Partners I LLC.

(4)
Based on a Schedule 13G/A filed with the SEC on February 13, 2018, on behalf of PVAM Perlus Microcap Fund L.P., PVAM Holdings Ltd., and Pacific View Asset Management (UK) LLP, as reporting persons, and by PVAM Perlus Microcap Fund L.P. as the beneficial owner of the Common Stock.  The Common Stock is held in the account of PVAM Perlus Microcap Fund L.P., the investments of which are managed by Pacific View Asset Management (UK) LLP (of which PVAM Holdings Ltd. is the managing member).  Pacific View Asset Management (UK) LLP exercises voting power and shares dispositive control over the shares of Common Stock and PVAM Holdings Ltd. shares indirect voting and dispositive power over the shares of Common Stock.  Each of PVAM Holdings Ltd. and Pacific View Asset Management (UK) LLP disclaim beneficial ownership of the shares of Common Stock.

(5)
Based on a Schedule 13G/A filed with the SEC on February 13, 2018, by Needham Asset Management, LLC as the managing member of Needham Investment Management L.L.C., which serves as investment advisor to various series of The Needham Funds, Inc. and the general partner to certain private investment funds.  Needham Aggressive Growth Fund, which is a series of The Needham Funds, Inc., holds 1,120,000 shares of the Common Stock.  Needham Investment Management L.L.C. may be deemed to beneficially own the Common Stock by virtue of its position as investment advisor to the series of The Needham Funds, Inc.  George A. Needham is a control person of Needham Asset Management, LLC, and may be deemed to beneficially own the Common Stock by virtue of this position.

(6)	Candidate for election as a director.
(7)	Includes 7,352 shares of Common Stock issuable upon vesting of time-restricted stock units held by Mr. Fuller.
(8)
Includes 14,672 shares of Common Stock owned directly by Mr. Lewis, 60,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Lewis, and 7,352 shares of Common Stock issuable upon vesting of time-restricted stock units held by Mr. Lewis.

(9)	Includes 407,291 shares of Common Stock owned directly by Mr. Loudermilk.
(10)	Includes 81,904 shares of Common Stock owned directly by Mr. Pepe.
(11)
Includes 6,208 shares of Common Stock owned directly by Ms. Quinn, 65,833 shares of Common Stock issuable upon exercise of stock options held by Ms. Quinn, and 7,352 shares of Common Stock issuable upon vesting of time-restricted stock units held by Ms. Quinn.

(12)	Includes 322,240 shares of Common Stock owned directly by Mr. Sorrells and 47,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Sorrells.
(13)	Includes 7,539 shares of Common Stock owned directly by Mr. Stanker and 7,352 shares of Common Stock issuable upon vesting of time-restricted stock units held by Mr. Stanker.
(14)	Includes 11,382 shares of Common Stock owned directly by Mr. Sundaram and 7,352 shares of Common Stock issuable upon vesting of time-restricted stock units held by Mr. Sundaram.
(15)
Includes 1,068,197 shares of Common Stock owned directly by the directors and executive officers, 172,833 shares of Common Stock issuable upon exercise of stock options held by the directors and executive officers, and 36,760 shares of Common Stock issuable upon vesting of time-restricted stock units held by the directors and executive officers.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Independent Directors

Name		Age	Title(s)
John D. ("Jack") Fuller	(1)(2)	67	Director
Joseph W. Lewis	(1)(3)	83	Director, Chair of the Compensation Committee
Jane Bryant Quinn	(2)(3)	79	Director, Chairman of the Board of Directors
James H. Stanker	(1)(3)	60	Director, Chair of the Audit Committee
Suresh Sundaram	(2)	52	Director, Chair of the Nominating Committee
J. Barnie Beasley	(4)	66	Nominee

(1) Member of Audit Committee
(2) Member of Nominating Committee
(3) Member of Compensation Committee
(4) Nominee for election to the Board of Directors as an Independent Director

Directors who are also Executive Officers

Name	Age	Titles
Kyle J. Loudermilk	50	Chief Executive Officer, President, Director
Christopher D. Sorrells	49	Chief Operating Officer, Director

Executive Officers

Name	Age	Title(s)
Paul T. Abbott	51	President, GSE Absolute/Hyperspring Division
Ravi K. Khanna	41	Senior Vice President – Project Services
Bahram Meyssami	56	Chief Technology Officer
Emmett A. Pepe	53	Chief Financial Officer, Treasurer
Daniel W. Pugh	51	Senior Vice President, General Counsel and Risk Management Officer, Secretary

Background of Directors and Executive Officers and Qualifications of Directors

Biographical information with respect to the directors and executive officers of GSE Systems is set forth below.  There are no family relationships between any directors or executive officers.  Mr. Lewis and Ms. Quinn advised the Board of Directors at its meeting on March 20, 2018, that they will not stand for reelection at the Annual Meeting in light of their desire to retire as directors at the end of their terms in June 2018.

Independent Directors

J. Barnie Beasley – Mr. Beasley is a candidate for election as an independent director of GSE Systems.  The Nominating Committee recommended Mr. Beasley to the Board of Directors, and the Board of Directors approved his nomination.  He currently serves on the Board of Directors of American Electric Power (NYSE:AEP), one of the largest electric utilities in the United States, delivering electricity to nearly 5.4 million customers in 11 states.  His AEP director responsibilities include membership on the Audit Committee and Policy Committee, and on the Nuclear Oversight Committee, of which he is Chairman.  He also currently serves as an independent advisor to Energy Solutions, an international nuclear services company.  In this advisory role he serves as Chairman of the Nuclear Safety Review Board for the nuclear power stations being decommissioned by Energy Solutions.

Mr. Beasley retired in 2008 as Chairman, President, and Chief Executive Officer of Southern Nuclear Operating Company, the subsidiary of the Southern Company that operates and maintains Southern Company's nuclear power plants.  Mr. Beasley's career with Southern Nuclear Operating Company began in 1997, where he served as Vice President and later as Executive Vice President and Chief Nuclear Officer before becoming Chairman, President, and CEO.  Prior to Southern Nuclear, Mr. Beasley spent 27 years in various roles with Georgia Power Company including Plant General Manager of the Vogtle Nuclear Generating Station.

Mr. Beasley served for five years on the Board of Directors of Energy Solutions (NYSE:ES), a public international nuclear services company with operations throughout the United States, Canada, the United Kingdom, and other countries.  As a director on the Energy Services board, he served on the Audit Committee and the Compensation Committee, and was involved in the company's successful sale in 2013 to a private equity group.  He also served for three years as an independent nuclear safety and operations expert advising the Tennessee Valley Authority (TVA) Board of Directors.  Mr. Beasley's prior board service also includes the National Nuclear Accrediting Board, the Board of Directors and Executive Committee of the Nuclear Energy Institute (NEI), the Board of Directors of the Foundation for Nuclear Studies, and the Board of Directors of the Southeastern Electric Exchange.

Mr. Beasley graduated from the University of Georgia with a B.S. degree in Engineering.  He has held a Senior Reactor Operator's license from the U.S. Nuclear Regulatory Commission, and he currently holds a Professional Engineering License in the State of Georgia.  He is a member of the College of Engineering Advisory Board at the University of Georgia, and he has previously served as its Chairman.  He is a member of both the Georgia Society and the National Society of Professional Engineers.

Mr. Beasley's extensive experience working in the nuclear power industry would enable him to make valuable contributions of business and strategic insight to GSE's executive leadership team and the Company's Board of Directors.

John D. ("Jack") Fuller – Mr. Fuller has served as an independent director of GSE Systems since June 2017.  Mr. Fuller retired as Chairman of the Board of GE Hitachi Nuclear Energy ("GEH"), a global alliance that is headquartered in Wilmington, North Carolina, in July 2011.  Mr. Fuller has two decades of experience in the nuclear industry serving in senior leadership positions covering new power plant development, nuclear services, fuels, enrichment and related nuclear technologies.  He previously served as President and CEO of the GEH alliance, CEO of Global Nuclear Fuels and as the CFO for nuclear business of General Electric Company.  Mr. Fuller's previous assignments with GE were in multiple business disciplines of the Aircraft Engine business, the Aerospace business, the Information Technology and Energy segments.  He initially joined GE in 1972.  Mr. Fuller also spent a few years as Corporate Controller of Mead Corporation.  In his 40-year career, Mr. Fuller held senior leadership assignments in general management, business development, strategic planning, finance, product development and plant operations.

Mr. Fuller also currently serves as an independent member of the Board of Directors of PaR Systems, LLC, a privately held automation and robotics applications company based in Minneapolis, Minnesota, and as Chairman of the Board of Plantation Village, a non-profit senior living community organization located in Wilmington, North Carolina.  He has been active on the boards of both the Nuclear Energy Institute in Washington, DC, and the World Nuclear Association in London, England.  Prior to his retirement, he was actively engaged in supporting nuclear industry initiatives on a global basis.  Mr. Fuller's for-profit and not for profit board roles over the past 16 years have included committee assignments in the areas of finance, audit, quality, compensation development, strategic planning, executive development, and board leadership including service as Chairman of several of these boards.  He is a native of northern Ohio, and earned a Bachelor degree in Aeronautics/Math from Miami University, Oxford, Ohio.

Mr. Fuller's broad and deep experience in the nuclear industry enable him to contribute meaningful insight into the Company's business and experience-based strategic guidance to the executive team and his fellow directors.  He currently serves as a member of both the Audit Committee and the Nominating Committee of the Board.

Joseph W. Lewis – Mr. Lewis has served as a director of the Company since March 2000, and will retire from the Board of Directors when his term expires at the Annual Meeting.  In 1998, Mr. Lewis retired from Johnson Controls, Inc. after 39 years of service, including his tenure from 1986 to 1998 as Executive Vice-President with responsibility for its Controls Group.  Mr. Lewis served as a director of Wheaton Franciscan Services, Inc., an integrated multi-location health care provider from 1991 to 2009, serving as its Treasurer from 1993 to 2002 and as its Chair of the Board from 2003 to 2009.

Jane Bryant Quinn – Ms. Quinn has served as a director since May 2008 and as Chairman of the Board of Directors since 2017.  She will retire from the Board of Directors when her term expires at the Annual Meeting.  Ms. Quinn is one of the nation's leading experts on personal finance.  She currently writes a monthly column for AARP and has authored several books on personal finance.  She is the co-founder of DailyVoice.com, an online community news company.  Ms. Quinn has many awards to her credit, including an Emmy Award for outstanding coverage of news on television and the Gerald Loeb award for distinguished lifetime achievement in business and financial journalism.  She has been named by the World Almanac as one of the 25 most influential women in the United States.  She served on the boards of the Harvard School of Public Health, the Jerome Levy Economics Institute of Bard College, and her alma mater, Middlebury College.  She is currently a director of Bloomberg L.P., the financial services company.

James H. Stanker – Mr. Stanker has served as a director of the Company since August 2016.  Mr. Stanker has more than 30 years of strategic audit expertise and financial leadership with multinational corporations in the technology, manufacturing, and commercial product industries.  Most recently, he concluded a sixteen-year career at Grant Thornton LLP, where he served in various leadership capacities, including audit partner, professional practice director for the Atlantic Coast market, and global head of audit quality for the firm's international organization.  Prior to Grant Thornton, Mr. Stanker served terms as the Chief Financial Officer of a NASDAQ-listed technology company and as the Chief Financial Officer of a privately-held life science startup.  He started his career as an auditor with Touche Ross in the early 1980's.  Mr. Stanker earned a Master of Business Administration from California State University, East Bay, and a B.S. degree in Aeronautics from San Jose State University.  He is a Certified Public Accountant.

Mr. Stanker's career accomplishments in financial services and audit enables him to provide broad financial expertise and technology leadership as member of the Board and the Compensation Committee, and to play a critical role as a financial expert on, and as Chair of, the Company's Audit Committee.

Suresh Sundaram, Ph.D. – Dr. Sundaram has served as a director of the Company since September 2016.  Dr. Sundaram has more than 25 years of experience in product development, sales operations, and market leadership, focused on simulation technology.  In August 2016 he was appointed Senior Vice President – Products and Marketing at Exa Corporation, a publicly-traded simulation software company focused on product engineering solutions.  Prior to Exa, Dr. Sundaram held a variety of leadership roles during a twenty-year career at Aspen Technology, a publicly-traded process software company, where most recently he was Senior Vice President of Products and Market Strategy.  Dr. Sundaram earned his Master of Science and Ph.D. degrees in Chemical Engineering from the Massachusetts Institute of Technology (MIT) and a Bachelor of Science degree in Chemical Engineering from the Indian Institute of Technology (IIT), Bombay.

Dr. Sundaram brings a wide range of applicable experience and knowledge to his role as a member of the Board, particularly with respect to providing strategic guidance regarding product development and marketing.  He also contributes his expertise in corporate governance and leadership as Chair of the Company's Nominating Committee.

Directors who are also Executive Officers

Kyle J. Loudermilk – Mr. Loudermilk joined the Company in August 2015 as the CEO and President and also serves as a member of the Board of Directors.  He is a technology executive whose 25 year career has focused on growing technology companies through organic growth, geographic expansion and M&A, creating significant shareholder value along the way.

Mr. Loudermilk was the VP of Operations – Technology from 2013 to 2015 and VP of Corporate Development from 2005 to 2009 at MicroStrategy, a company focused on business intelligence, big data, and mobile identity solutions.  From 2009 to 2012 he was the VP of Product Management at Datatel, now known as Ellucian, a firm focused on higher education solutions, growing the company significantly through new product introduction during his tenure.  Mr. Loudermilk held management roles including VP of the Design and Simulation Business Unit and VP of R&D/Operations at Aspen Technology.  He began his career as a Process Engineer for Mobil Oil Corporation.  He earned his B.S. and M.S. from Columbia University in chemical engineering, and is an alumnus of Harvard Business School having completed The General Manager Program.

Mr. Loudermilk's extensive experience in leading and providing strategic guidance to technology driven organizations enables him to contribute valuable perspective and first-hand knowledge as a Board member.

Christopher D. Sorrells – Mr. Sorrells has served as GSE's Chief Operating Officer since August 2015 and as a member of our Board of Directors since March 2012.  From 2005 to 2015, Mr. Sorrells served in multiple roles, including Managing Director and Operating Partner, at an affiliated fund of NGP Energy Capital Management, a premier investment franchise in the natural resources industry with $16.5 billion in cumulative capital under management since inception.  Prior to NGP, Mr. Sorrells worked at Clarity Partners, a private equity firm based in Los Angeles.  Before Clarity Partners, Mr. Sorrells worked as an investment banker in New York for six years, first as an Associate with Salomon Smith Barney and eventually as a Principal with Banc of America Securities.  Mr. Sorrells is also a member of the board of directors of Renewable Energy Group, one of the largest publicly traded global producers of biofuels, and serves as Chairman of the Compensation Committee and as a member of the Governance and Audit Committees.  During the past five years, Mr. Sorrells also served on the board of directors of the following private companies:  Waste Resource Management, groSolar, and Living Earth.  Mr. Sorrells holds a M.B.A. from the College of William and Mary, a Master of Accounting degree from the University of Southern California, and a B.A. from Washington and Lee University.

Mr. Sorrells' financial background and the extensive operational knowledge and expertise he gained working with a variety of energy, power, and clean technology companies make him a skilled advisor, who provides critical insight into operations, strategic planning, and financial matters.

Executive Officers

Paul T. Abbott – Mr. Abbott is the President of the GSE Absolute/Hyperspring Division.  He was a principal of Hyperspring LLC, helping grow that business since 2007, and assumed the role of divisional President in November 2017.  Prior to joining Hyperspring, he was a senior reactor operator at two different U.S. nuclear facilities and served in the U.S. Navy.  He earned his B.S. in Nuclear Engineering Technology from Excelsior College.

Ravi K. Khanna – Mr. Khanna is the Senior Vice President of Professional Services.  He joined the Company in August 2016 as Digital Delivery Manager.  He brings over 18 years of complex software architecture and delivery practices to GSE.  Prior to his role with GSE, he was a Senior Manager with Accenture LLP's Technology Architecture Delivery division.  From August 2006 to 2015, Mr. Khanna was a member of the Technical Staff and held multiple leadership roles at ViaSat, Inc., a global satellite broadband communications and technology provider.  In February 2018, he became SVP of Professional Services and assumed leadership of the Company's engineering project services group.  Mr. Khanna earned a B.S. in Chemical Engineering from the University of Maryland College Park.  He holds a M.S. in Computer Science from Johns Hopkins University and a M.S. in Architecture-based Enterprise Systems Engineering from the University of California, San Diego.

Bahram Meyssami, Ph.D. – Dr. Meyssami joined the Company as its Chief Technology Officer in December 2015.  He brings to GSE more than 25 years of experience in complex enterprise-level software development and delivery for engineering, education, and analytics.  From February 2012 until he joined the Company, Dr. Meyssami was the Senior Director of Data Analysis in the Office of Analytics at the University of Maryland University College.  He served as Director of Software Development, Technology at Ellucian, Inc. (formerly Datatel, Inc.) from March 2010 to January 2012.  Before that he was Vice President, Technology for Three Stage Media, Inc. (formerly BDMetrics) from July 2005 to February 2010.  Dr. Meyssami has held multiple technology leadership roles in several organizations developing state-of-the-art software technology and growing effective technology teams focused on delivery of customer-aligned value.  He holds a B.S., a M.S., and a Ph.D. in chemical engineering from the University of Maryland College Park.

Emmett A. Pepe – Mr. Pepe has served as the Company's Chief Financial Officer and Treasurer since July 2016.  From 2012 to 2015, Mr. Pepe had served as Senior Vice President – Finance and worldwide Controller of MicroStrategy, Inc., a publicly-traded enterprise-analytics, mobile, and security software company, overseeing that company's financial activities including accounting, financial reporting, tax, and treasury.  From 2007 to 2012, Mr. Pepe served as Vice President – Accounting and Corporate Controller at BroadSoft, Inc., a software and services company that enables telecommunications service providers to deliver hosted, cloud-based unified communications to their enterprise customers.  While at BroadSoft, Mr. Pepe was responsible for overall global accounting, SEC reporting, tax, treasury, human resources, and facilities, and was part of the executive management team that took BroadSoft public in 2010.  Mr. Pepe also has held a number of senior financial leadership positions with various other companies including Software AG, webMethods, Inc., British Telecom Inc., Concert Communications Company, and MCI Communications Corporation.  Mr. Pepe has a B.S. degree in Accounting from Penn State University and is a Certified Public Accountant.

Daniel W. Pugh – Mr. Pugh joined the Company as its Senior Vice President, General Counsel and Risk Management Officer, and Corporate Secretary in February 2016.  He is a business attorney with more than 23 years of experience working with technology-enabled software and service companies.  Mr. Pugh's core areas of expertise include operations, transactions, risk management, technology development and commercialization, intellectual property protection, and corporate practices improvement.  From October 2010 through January 2016, Mr. Pugh served as General Counsel of ANCILE Solutions, Inc., a leading workforce performance improvement enterprise software company, where he was responsible for all legal and corporate matters and operational risk management.  Prior to that he served as General Counsel of Synthetic Genomics, Inc., a biotechnology and biofuels research and development company, and as Counsel to other public and private businesses.  His degrees include a S.B. from the Massachusetts Institute of Technology, a J.D. from the University of Maryland Carey School of Law, where he served as Executive Editor of the Maryland Law Review, and a M.B.A. from the University of Maryland Smith School of Business.  Mr. Pugh also is a Certified Financial Risk Manager (FRM).

CORPORATE GOVERNANCE

The Board of Directors

The Board oversees the business affairs of the Company, monitors the performance of management and elects the executive officers of the Company.  The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations.  Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings.

The Company's Certificate of Incorporation provides that the Board is divided into three classes, as nearly equal in number as possible, that serve staggered three-year terms.  The stockholders elect at least one class of directors annually.  Stockholders will elect Class II directors at the 2018 Annual Meeting.

One of the current Class II directors (Suresh Sundaram) is standing for re-election for a three-year term at the Annual Meeting, and one new Class II director will be elected to a three-year term at the Annual Meeting.  Two existing Class II directors, Jane Bryant Quinn and Joseph Lewis, have advised the Board that they plan to retire at the end of their term in June 2018.  Class III directors (Kyle J. Loudermilk and Christopher D. Sorrells) serve until the 2019 Annual Meeting and their successors are duly elected and qualified.  Class I directors (James H. Stanker and John D. Fuller) serve until the 2020 Annual Meeting and their successors are duly elected and qualified.

Independence

The Board reviews the independence of its members on an annual basis.  No directors will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company.  The Board is subject to the standards of independence set forth in NYSE American rules.  As a result of its annual review of independence of Board members in March 2018, the Board has determined that Joseph W. Lewis, Jane Bryant Quinn, James H. Stanker, Suresh Sundaram, and John D. Fuller all meet the NYSE American independence standards and that all of the members of the Audit Committee (Mssrs. Stanker, Lewis, and Fuller) meet the applicable NYSE American heightened standards for audit committee independence.  The Board also determined that Mr. J. Barnie Beasley, candidate for election as a new director at the 2018 Annual Meeting, also meets the NYSE American independence standards.

Board Leadership Structure

Ms. Quinn currently serves as Chairman of the Board of Directors.  Because Ms. Quinn will be retiring at the end of her term, the Board of Directors plans to elect a new Chairman at its meeting immediately following the Annual Meeting.  Mr. Loudermilk currently serves as Chief Executive Officer of the Company.  The Company believes it is the Chair's responsibility to lead the Board of Directors and the Chief Executive Officer's responsibility to lead the day-to-day operations of the Company.  As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have a Chair whose focus and responsibility is to lead the Board, which allows the Chief Executive Officer to focus on running the Company.  This separation of responsibilities ensures that there is no duplication of effort between the Chairman and the Chief Executive Officer.  We believe this separation of leadership provides strong leadership for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and stockholders.

In addition, the non-management directors meet in executive session at the end of every Board regular meeting.  The executive sessions of non-management directors are presided over by the Chairman of the Board.  Any director may request an executive session of non-management directors to discuss any matter of concern.

Board's Role in Oversight

While the Board oversees risk management, Company management is charged with managing risk.  The Board and the Audit Committee monitor and evaluate the effectiveness of the Company's internal controls at least annually.  Management communicates with the Board, Board Committees, and individual directors on the significant risks identified and how they are being managed.  Directors are free to, and indeed often do, communicate directly with senior management.  The Board implements its risk oversight function both as a whole and through Committees.  The Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, and accounting matters.  The Audit Committee oversees the audit function and the Company's ethics programs.  The Audit Committee members meet separately with representatives of the Company's independent registered public accounting firm.  The Compensation Committee evaluates the risks and rewards associated with the Company's compensation philosophy and programs.  The Nominating Committee selects and recommends to the full Board nominees for election as directors.  The Nominating Committee also bears responsibility for overseeing corporate governance matters.

Meetings of the Board of Directors

The Board held five meetings during the fiscal year ended December 31, 2017.  During the 2017 fiscal year, no director attended less than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she was a director) and (2) the total number of meetings held by all committee(s) of the Board on which she or he served (during the periods that he or she served on those committees).

Board Member Attendance at Annual Meetings

The Company encourages, but does not require, all of its directors to attend the Annual Meeting of Stockholders, and all seven directors attended the Annual Meeting in 2017.

Committees of the Board of Directors

The Board has three standing committees:  the Audit Committee, the Compensation Committee, and the Nominating Committee.  As an NYSE American listed company, we are subject to the NYSE American listing standards.  The Company is required under the NYSE American listing standards to have a majority of independent directors and all of the members of the audit committee are required to comply with additional, heightened independence standards applicable to service on such committee.

Audit Committee – The Audit Committee consists of Messrs. Fuller, Lewis, and Stanker (Chair), each of whom meets the general as well as the heightened independence standards set by applicable SEC rules and the NYSE American listing standards.  In addition, the Board has determined that Mr. Stanker and Mr. Lewis are "audit committee financial experts" as defined by applicable SEC and NYSE American rules.  The Audit Committee operates under a written charter adopted by the Board.  Management is responsible for the Company's internal controls and preparing the Company's consolidated financial statements.  The Company's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon and the Committee is responsible for overseeing the conduct of these activities.  The Audit Committee makes recommendations to the full Board concerning the engagement of the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm and reviews the adequacy of the Company's internal accounting controls.  The Audit Committee met five times during fiscal year 2017.  See "Audit Committee Report" below.  The Audit Committee Charter is available on our website at www.gses.com.

Compensation Committee – The Compensation Committee consists of Mr. Lewis (Chair), Ms. Quinn, and Mr. Stanker.  Mr. Lewis, Ms. Quinn, and Mr. Stanker are "independent" directors as that term is defined by applicable NYSE American listing standards.  The Compensation Committee is responsible for recommending to the full Board the compensation for the Company's executive officers, including the granting of awards under the Company's 1995 Long-Term Incentive Plan, as amended (the "Long-Term Incentive Plan").  The Compensation Committee met six times during fiscal year 2017, and members of the Compensation Committee provided further advice and recommendations to the Board as a whole on Compensation Committee matters at Board meetings.  The Compensation Committee operates pursuant to a written Charter which is available on our website at www.gses.com.

Nominating Committee – The Nominating Committee consists of Mr. Fuller, Ms. Quinn, and Dr. Sundaram (Chair).  All three members are "independent" directors as that term is defined by applicable NYSE American listing standards.  The Nominating Committee selects and recommends to the full Board nominees for election as directors.  The Nominating Committee met five times during fiscal year 2017, and members of the Nominating Committee provided further advice and recommendations to the Board as a whole on Nominating Committee matters at Board meetings.  The Nominating Committee operates pursuant to a written Charter which is available on our website at www.gses.com.

Communications with the Board of Directors

The Board desires to foster open communications with its security holders regarding issues of a legitimate business purpose affecting the Company.  The Board has adopted policies and procedures to facilitate written communications by stockholders to the Board.  Persons wishing to write to our Board, a specific director, a committee of the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group, should send correspondence to the Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors.  Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of the Company.  Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board, with a copy to the Chair of the Audit Committee.

Stockholder Proposals

To be considered for inclusion in the Company's proxy materials for next year's annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a stockholder proposal must be submitted in writing by December 31, 2018, to the Company's principal executives offices c/o Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, the Company's Third Amended and Restated Bylaws (the "Bylaws") establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company's proxy statement.  Such proposals, including the information required by the bylaws, must be received at the Company's principal executive offices c/o Corporate Secretary, 1332 Londontown Blvd., Suite 200, Sykesville, MD  21784, no earlier than February 12, 2019, and no later than March 14, 2019.  If the date of the 2019 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2018 Annual Meeting, stockholders must give notice on or before the close of business on the 10th day following the day on which the Company's notice of the date of the meeting was mailed or other public disclosure of the annual meeting date is first made.  A stockholder's notice to the Company must set forth, as to each matter the stockholder proposes to bring before an annual meeting, the information required by the Bylaws, which have been publicly filed with the SEC.

If a stockholder fails to give notice of a stockholder proposal as required by the Bylaws or other applicable requirements (including those attendant to the Exchange Act), then the proposal will not be included in the proxy statement for our 2019 annual meeting of stockholders and the proposal will not be presented to the stockholders for a vote at the 2019 annual meeting of stockholders.

Copies of the Company's Bylaws are available to stockholders without charge upon request to the Corporate Secretary at the Company's address set forth above.

Stockholder Nominations of Directors

The Nominating Committee will consider nominees for director who are submitted by stockholders.  All nominations must be made in accordance with the Bylaws.  Written notice of all stockholder director nominees proposed for election at the 2019 Annual Meeting must be received at the Company's principal executive offices c/o Corporate Secretary, 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784, no earlier than February 12, 2019, and no later than March 14, 2019.  If the date of the 2019 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2018 Annual Meeting, stockholders must give notice of all stockholder director nominees on or before the close of business on the 10th day following the day on which the Company's notice of the date of the meeting was mailed or other public disclosure of the annual meeting date is first made.  A stockholder's nomination of a director must set forth the information required by the Bylaws, which have been publicly filed with the SEC, including:

·	the name and address of the nominating stockholder as they appear on the Company's books and of the beneficial owner, if any, on whose behalf the nomination is being made,

·
the class and number of shares of the Company that are owned by the nominating stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the nominating stockholder's notice, and a representation that the nominating stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

·
a description of any agreement, arrangement or understanding with respect to such nomination between or among the nominating stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the nominating stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

·
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the nominating stockholder's notice by, or on behalf of, the nominating stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the nominating stockholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the nominating stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

·
a representation that the nominating stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

·
a representation whether the nominating stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.  The foregoing is qualified in its entirety by reference to Section 2.7 of the Bylaws, which have been publicly filed with the SEC.

The Nominating Committee will apply the same criteria when considering stockholder nominees as it does to Company nominated candidates.

Each director nominee will be evaluated considering the relevance to the Company of the director nominee's skills and experience, which must be complimentary to the skills and experience of the other members of the Board.  Although the Nominating Committee does not have a formal policy regarding diversity, in considering director candidates, the Nominating Committee considers such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of members who have various types of experience (industry, professional, public service).  Each director nominee is evaluated in the context of the Board's qualifications, as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound business judgment.

Certain Relationships and Related Party Transactions

It is the Company's policy that any transactions with related parties are to be reviewed and approved by the Company's Audit Committee, with the exception of officer compensation which is approved by the Compensation Committee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics for the directors, Principal Executive Officer, and Senior Financial Officers of the Company and its subsidiaries and a Conduct of Business Policy for directors, officers and employees of the Company and its subsidiaries.  It is the Company's intention to disclose any amendments to or waivers of such Code of Ethics or Conduct of Business Policy on the Company's website at www.gses.com.  The Company's Code of Ethics and Conduct of Business Policy is available on the Company's website at www.gses.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires any person who was one of our executive officers, directors or who owned more than ten percent (10%) of any publicly traded class of our equity securities at any time during the fiscal year (the "Reporting Persons"), to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and the NYSE American.  These Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) filings.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to the Company during the most recent fiscal year, and Forms 5 and amendments thereto with respect to its most recent fiscal year, or written representations from certain Reporting Persons that such filings were not required, we believe that all forms were filed in a timely manner in 2017.

AUDIT COMMITTEE REPORT

The Audit Committee has:

·
reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2017, with management and with BDO USA, LLP, the Company's independent registered public accounting firm for 2017, who represented to the Audit Committee that the Company's consolidated financial statements for the year ended December 31, 2017, were prepared in accordance with U.S. Generally Accepted Accounting Principles;

·
discussed with BDO USA, LLP, the matters required under applicable professional auditing standards and regulations by the Public Company Accounting Oversight Board ("PCAOB") Statement on Auditing Standards No. 1301, Communications with Audit Committees;

·
received the written disclosures and the letter from BDO USA, LLP, required by the applicable requirements of the PCAOB regarding BDO USA, LLP's communications with the Audit Committee concerning independence, including Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with BDO USA, LLP its independence from the Company and its management;

·
discussed with BDO USA, LLP, the overall scope and plans of their audit.  The Committee met with BDO USA, LLP, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting;

·
recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC; and

·
selected BDO USA, LLP, as the Company's independent registered public accounting firm for the year 2018.  Such selection is being submitted for ratification by the stockholders at the Annual Stockholders' Meeting.

By the members of the Audit Committee:

James H. Stanker, Chair
John D. Fuller
Joseph W. Lewis

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent registered public accounting firm.  Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service.  The policies and procedures require management to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to its Chair, for audit and permitted non-audit services.  Any service pre-approved by the Audit Committee or its Chair must be reported to the Audit Committee at the next scheduled quarterly meeting.  In addition, the pre-approval procedures require that all proposed engagements of BDO USA, LLP, for services of any kind be directed to the Company's Chief Financial Officer before they are submitted for approval prior to the commencement of any service.

The following table presents fees for professional audit services and other related services rendered by BDO USA, LLP, to the Company for the years ended December 31, 2017 and 2016.  The Audit Committee approved 100% of the services described in the following table.

	2017	2016

Audit fees (1)	$683,981	$398,000

Audit-related fees (2)	28,500	27,000

Tax fees	-	-

All other fees	-	-

Total Fees	$712,481	$425,000

(1)
Audit fees consisted of fees for the audit of the Company's consolidated financial statements, including quarterly review services in accordance with SAS No. 100 and statutory audit services for subsidiaries of the Company.  During 2017, these fees also included BDO USA, LLP, fees related to implementation of FASB Accounting Standards Codification (ASC) 606 standard on revenue recognition from contracts with customers.

(2)	Audit related fees consisted of fees for the audit of the financial statements of the Company's 401(k) Savings Plan.

There were no other fees paid to BDO USA, LLP, except as outlined in the above table.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all plan and non-plan compensation awarded to, earned by or paid for all services rendered in all capacities to the Company and its subsidiaries by the Named Executive Officers for each of the last two completed fiscal years.  The Named Executive Officers listed in the following table include our principal executive officer ("PEO") and our two most highly compensated officers other than the PEO.

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Kyle J. Loudermilk	2017	$360,500	$-	$281,726	$270,375	$14,156	(3)	$926,757
Chief Executive Officer	2016	$350,000	$175,000	$1,039,321	$-	$12,487		$1,576,808
Christopher D. Sorrells	2017	$298,705	$-	$155,621	$224,029	$5,675		$684,030
Chief Operating Officer	2016	$290,005	$48,333	$840,061	$-	$5,660		$1,184,059
Emmett A. Pepe	2017	$257,500	$-	$67,078	$154,500	$7,871		$486,949
Chief Financial Officer	2016	$114,583	$50,000	$328,800	$-	$2,918		$496,301

(1)
The amounts in this column reflect the aggregate grant date fair value of RSU awards, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Long-Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 14 to the Company's audited financial statements for the fiscal year ended December 31, 2017, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2018.

(2)
Reflects amounts earned under an executive bonus plan approved by the Compensation Committee of the Board of Directors.  Each of the Named Executive Officers was eligible to receive a cash bonus with a target amount equal to a certain percentage of the Named Executive Officer's salary (75% for Messrs. Loudermilk and Sorrells, and 60% for Mr. Pepe).  The actual amount of 2017 bonus earned was determined as follows:  50% of the target amount was earned if the Company's 2017 Adjusted EBITDA was at least $1.8 million, and 85% of the target bonus amount was earned if the Company achieved at least $3.8 million of 2017 Adjusted EBITDA. An additional 15% of the target amount was based on specific corporate and individual performance goals determined by the Compensation Committee.  The Company achieved Adjusted EBITDA of $5.76 million in 2017, and each of the Named Executive Officers earned 100% of the target amount awarded to him.  Pursuant to the payment schedule set forth in the executive bonus plan, the Compensation Committee determined that (i) 30% of the total 2017 bonus amount had been earned, and was paid, in August 2017, (ii) 15% of the total 2017 bonus amount had been earned, and was paid, in October 2017, and (iii) the remaining 55% of the total 2017 bonus amount had been earned, and was paid, in March 2018.

(3)	Consists of $5,300 for Company retirement plan matching, $575 for executive group term life insurance premiums, and $8,281 for personal vehicle expenditures.

Outstanding Equity Awards at December 31, 2017

The following tables set forth certain information with respect to unexercised options and unvested restricted share unit ("RSU") awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2017.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options at 12/31/2017					Equity Incentive Plan Awards
Name	Exercisable	Un-exercisable		Option Exercise Price ($/share)	Option Expiration Date	Number of RSUs that have not vested		Market value of RSUs that have not vested (1)
Kyle J. Loudermilk	-	-		$-		490,249	(2)	$1,593,309

Christopher D. Sorrells	10,000	-		$2.45	5/17/2019	323,485	(3)	$1,051,326
	10,000	-		$2.15	3/7/2020
	10,000	-		$1.75	3/3/2021
	10,000	-		$1.54	3/2/2022
	7,000	3,000	(4)	$1.55	8/3/2022

Emmett A. Pepe	-	-		$-		113,585	(5)	$369,151

(1)	Market value is based on the closing market price of the Common Stock on the last trading day of the year, December 29, 2017, of $3.25.
(2)
These stock awards vest as follows:  (a) 200,000 performance-restricted stock units ("PRSUs") vest when the volume-weighted average price ("VWAP") of the Common Stock over a 30-day period exceeds $4.25 per share; (b) 250,000 PRSUs vest when the VWAP of the Common Stock over a 30-day period exceeds $6.00 per share, with 70,000 of these PRSUs to be settled in Common Stock and the remaining 180,000 to be settled in cash upon vesting; (c) 10,061 time-restricted stock units ("TRSUs") vest on each of March 31, 2018, June 30, 2018, and September 30, 2018; and (d) 10,066 TRSUs vest on December 31, 2018.

(3)
These stock awards vest as follows:  (a) 125,000 PRSUs vest when the VWAP of the Common Stock over a 30-day period exceeds $4.25 per share; (b) 160,000 PRSUs vest when the VWAP of the Common Stock over a 30-day period exceeds $6.00 per share, with 85,000 of these PRSUs to be settled in Common Stock and the remaining 75,000 to be settled in cash upon vesting; (c) 13,682 TRSUs vest on each of March 31, 2018, and June 30, 2018, (d) 5,557 TRSUs vest on September 30, 2018, and (d) 5,564 TRSUs vest on December 31, 2018.

(4)	All 3,000 of these options vest on August 3, 2018.
(5)
These stock awards vest as follows:  (a) 48,000 PRSUs vest when the VWAP of the Common Stock over a 30-day period exceeds $4.25 per share; (b) 56,000 PRSUs vest when the VWAP of the Common Stock over a 30-day period exceeds $6.00 per share; (c) 2,395 TRSUs vest on each of March 31, 2018, June 30, 2018, and September 30, 2018; and (d) 2,400 TRSUs vest on December 31, 2018.

Employment Agreements – All of the Named Executive Officers have entered into employment agreements.  The terms of all of such agreements are summarized below.

Loudermilk Employment Agreement – Mr. Loudermilk entered into an employment agreement with the Company, dated July 1, 2015, as amended July 1, 2016, and June 12, 2017 (the "Loudermilk Employment Agreement"), which provides that he will serve as the Chief Executive Officer and President of the Company for a term ending on December 31, 2018.  The term will automatically extend for an additional one year period unless either Mr. Loudermilk or the Company decides not to extend the term.  Under the Loudermilk Employment Agreement, Mr. Loudermilk is entitled to a base salary of at least $350,000, which may be increased (but not decreased) by the Compensation Committee.  In addition, Mr. Loudermilk is entitled to a bonus of a certain percentage of his base salary (75% for 2017), subject to achievement of annual performance goals.  Mr. Loudermilk is entitled to participate in all employee benefits available to senior executives or employees of the Company.  Benefits include a 401(k) savings plan, which is a tax-qualified retirement savings plan pursuant to which all U.S. employees (excluding Hyperspring, LLC), including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Code (a) on a before-tax basis for traditional 401(k) participants, and (b) on a post-tax basis for Roth 401(k) participants. The Company matches 50% of contributions up to 6% of eligible compensation to all 401(k) plan participants, subject to IRS compensation limits.

In 2017, Mr. Loudermilk was granted 80,493 time-restricted stock units ("TRSUs"), the terms of which are described in a Restricted Share Unit Agreement that provides for vesting in equal installments of 10,061 TRSUs on a quarterly basis beginning March 31, 2017, through September 30, 2018, and a final vesting installment of 10,066 TRSUs on December 31, 2018.  The TRSUs are payable in shares of the Common Stock.  Any unvested TRSUs will be forfeited upon the termination of Mr. Loudermilk's employment for any reason, unless he continues to serve on the Company's Board of Directors.  In the event of a Change of Control (as defined below), the TRSUs will become 100% vested as of the effective date of the Change of Control.

The Loudermilk Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Loudermilk Employment Agreement terminates due to Mr. Loudermilk's death, disability or for "Cause", the Company will pay him through the date of termination.  Termination for "Cause" includes:  willful and continued failure by Mr. Loudermilk to perform his duties (other than as a result of disability) after 30 days' notice and opportunity to cure; his willful engaging in misconduct that materially adversely affects the Company's business or prospects; his felony conviction or plea of no contest to a crime of moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of a material term of the Loudermilk Employment Agreement.

If the Company terminates the Loudermilk Employment Agreement for any reason other than death, disability or Cause, or if Mr. Loudermilk terminates the Loudermilk Employment Agreement for "Good Reason", the Company will pay Mr. Loudermilk 12 months' salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance and 401(k) plan benefits for that 12 month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Loudermilk's unvested restricted stock units are forfeited upon termination of his employment, except that a certain percentage of the PRSUs previously granted to him may vest if his employment is terminated by the Company without Cause or by him for Good Reason.  Mr. Loudermilk may terminate the Loudermilk Employment Agreement for "Good Reason" if:  his duties, responsibilities or authority are materially reduced without his consent; his base salary and bonus opportunity are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or material breach of the Loudermilk Employment Agreement by the Company.

The Loudermilk Employment Agreement provides Mr. Loudermilk with benefits in the event of a Change of Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control (defined below).  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Loudermilk will receive his base salary and benefits for a period of twelve (12) months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.  In addition, upon a Change of Control, a certain percentage of Mr. Loudermilk's PRSUs may vest based on the date of the Change of Control and the VWAP of the Common Stock at that time.

A "Change of Control" occurs if either of the following events occur:  (1) Any person not in control of the Company as of the date of the Loudermilk Employment Agreement (other than an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes the beneficial owner of a majority of the combined voting power of the Company; or (2) the stockholders of the Company approve:  (x) a plan of complete liquidation of the Company; (y) an agreement for the sale or disposition of all or substantially all the Company's assets; or (z) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

Mr. Loudermilk agreed during the term of the Loudermilk Employment Agreement, and for a one year period following termination of the Loudermilk Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

Sorrells Employment Agreement – Mr. Sorrells entered into an employment agreement with the Company, dated August 15, 2016, as amended June 12, 2017 (the "Sorrells Employment Agreement"), which provides that he will serve as the Chief Operating Officer of the Company for a term ending on December 31, 2018.  The term will automatically extend for an additional one year period unless either Mr. Sorrells or the Company decides not to extend the term.  Under the Sorrells Employment Agreement, Mr. Sorrells is entitled to a base salary of at least $290,000, which may be increased (but not decreased) by the Compensation Committee.  In addition, Mr. Sorrells is eligible for a bonus of up to a certain percentage of his base salary (75% in 2017), subject to the achievement of certain performance goals.  Mr. Sorrells is entitled to participate in all employee benefits available to senior executives or employees of the Company, as described above with respect to Mr. Loudermilk.

In 2017, Mr. Sorrells was granted 44,463 TRSUs, the terms of which are described in a Restricted Share Unit Agreement that provides for vesting in equal installments of 5,557 TRSUs on a quarterly basis beginning March 31, 2017, through September 30, 2018, and a final installment of 5,564 TRSUs on December 31, 2018.  The TRSUs are payable in shares of Common Stock.  Any unvested TRSUs will be forfeited upon the termination of Mr. Sorrells's employment for any reason, unless he continues to serve on the Company's Board of Directors.  In the event of a Change of Control (as defined above for Mr. Loudermilk), the TRSUs will become 100% vested as of the effective date of the Change of Control.

The Sorrells Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Sorrells Employment Agreement terminates due to Mr. Sorrells's death, disability or for Cause (as defined above for Mr. Loudermilk), the Company will pay him through the date of termination.

If the Company terminates the Sorrells Employment Agreement for any reason other than death, disability or Cause, or if Mr. Sorrells terminates the Sorrells Employment Agreement for Good Reason (as defined above for Mr. Loudermilk), the Company will pay Mr. Sorrells six months' salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance and 401(k) plan benefits for that six month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Sorrells's unvested restricted stock units are forfeited upon his termination of employment, except that a certain percentage of PRSUs may vest if his employment is terminated by the Company without Cause or by him for Good Reason.

The Sorrells Employment Agreement provides Mr. Sorrells with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control.  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Sorrells will receive his base salary and benefits for a period of twelve (12) months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.  In addition, upon a Change of Control, a certain percentage of Mr. Sorrells's PRSUs may vest based on the date of the Change of Control and the VWAP of the Common Stock at that time.

Mr. Sorrells agreed during the term of the Sorrells Employment Agreement, and for a one year period following termination of the Sorrells Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

Pepe Employment Agreement – Mr. Pepe entered into an employment agreement with the Company, dated July 1, 2016, as amended June 12, 2017 (the "Pepe Employment Agreement"), which provides that he will serve as the Chief Financial Officer of the Company for a term ending on December 31, 2018.  The term will automatically extend for an additional one year period unless either Mr. Pepe or the Company decides not to extend the term.  Under the Pepe Employment Agreement, Mr. Pepe is entitled to a base salary of at least $250,000, which may be increased (but not decreased) by the Board of Directors.  In addition, Mr. Pepe is eligible for a bonus of up to a certain percentage of his base salary (60% in 2017), subject to the achievement of certain performance goals.  Mr. Pepe is entitled to participate in all employee benefits available to senior executives or employees of the Company, as described above with respect to Mr. Loudermilk.

In 2017, Mr. Pepe was granted 19,165 TRSUs, the terms of which are described in a Restricted Share Unit Agreement that provides for vesting in equal installments of 2,395 TRSUs on a quarterly basis beginning March 31, 2017, through September 30, 2018, and a final installment of 2,400 TRSUs on December 31, 2018.  The TRSUs are payable in shares of Common Stock.  Any unvested TRSUs will be forfeited upon the termination of Mr. Pepe's employment for any reason.  In the event of a Change of Control (as defined above for Mr. Loudermilk), the TRSUs will become 100% vested as of the effective date of the Change of Control.

The Pepe Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Pepe Employment Agreement terminates due to Mr. Pepe's death, disability or for Cause (as defined above for Mr. Loudermilk), the Company will pay him through the date of termination.

If the Company terminates the Pepe Employment Agreement for any reason other than death, disability or Cause, or if Mr. Pepe terminates the Pepe Employment Agreement for Good Reason (as defined above for Mr. Loudermilk), the Company will pay Mr. Pepe six months' salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance and 401(k) plan benefits for that six month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Pepe's unvested restricted stock units are forfeited upon his termination of employment, except that a certain percentage of PRSUs may vest if his employment is terminated by the Company without Cause or by him for Good Reason.

The Pepe Employment Agreement provides Mr. Pepe with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control.  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Pepe will receive his base salary and benefits for a period of six months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to 50% of the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.  In addition, upon a Change of Control, a certain percentage of Mr. Pepe's PRSUs may vest based on the date of the Change of Control and the VWAP of the Common Stock at that time.

Mr. Pepe agreed during the term of the Pepe Employment Agreement, and for a one year period following termination of the Pepe Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

COMPENSATION OF DIRECTORS

As more fully described below, during 2017 the Company (a) paid cash compensation, (b) awarded shares of stock, and (c) granted time-restricted stock units (TRSUs) to directors who were classified as "independent directors" based upon the SEC and NYSE American criteria for director independence.

(a)
Annual Cash Compensation:  Each independent director is paid annual cash compensation of $20,000.  The Chairman of the Board of Directors, the Chair of the Compensation Committee, and the Chair of the Audit Committee are each paid additional annual cash compensation of $5,000, and the Chair of the Nominating Committee is paid additional annual cash compensation of $2,500.  Independent Directors who serve on Board committees are paid additional annual cash compensation of $2,500 per committee.  In all cases, cash compensation is paid quarterly in arrears based on each independent director's Board membership and committee role or roles during that quarter.

(b)
Stock Awards:  Historically, the Company made annual stock option awards to independent directors in March of each calendar year.  In connection with the realignment of Board equity compensation grants with the annual meeting of stockholders in June and the transition from awards of stock options to awards of TRSUs, there was a gap of one calendar quarter during the second quarter of 2017 that the Board elected to address by way of a one-time grant of Common Stock in an amount equal to 25% of the annual equity grant.  Based on the then-current share price, this grant consisted of 1,923 shares of Common Stock for each independent director serving during the calendar quarter.

(c)
TRSUs Granted:  Pursuant to the recently updated Board equity compensation policy and the Long-Term Incentive Plan, the Board granted to each independent director continuing in service for the period from June 12, 2017, through the annual meeting of stockholders in 2018 a number of TRSUs determined by dividing $25,000 by the closing price per share of the Common Stock on the last trading day prior to the grant.  Based on the then current share price, this grant consisted of 7,352 TRSUs, each vesting on the earlier to occur of June 12, 2018, or the date of the Company's 2018 annual meeting of stockholders.

The table below summarizes the compensation paid by the Company to independent directors.

	Fees Earned	Stock
	or Paid in Cash	Awards(1)	Total

John D. Fuller	$18,750	$24,629	$43,379	(2)
Roger L. Hagengruber	$15,000	$6,442	$21,442	(3)
Joseph W. Lewis	$26,875	$31,071	$57,946	(4)
Jane Bryant Quinn	$29,375	$31,071	$60,446	(5)
James H. Stanker	$27,500	$31,071	$58,571	(6)
Suresh Sundaram	$22,500	$31,071	$53,571	(7)

(1)
The amounts in this column reflect the aggregate grant date fair value (a) for stock awards, using the closing price of the Common Stock as of the date of grant, and (b) for TRSUs, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Long-Term Incentive Plan.  Assumptions used in the calculation of the TRSU values are included in footnote 14 to the Company's audited financial statements for the fiscal year ended December 31, 2017, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2018.

(2)	Mr. Fuller received 7,352 TRSUs during 2017 having an aggregate grant date fair value of $24,629. At fiscal year-end, Mr. Fuller had no stock options and 7,352 TRSUs outstanding.
(3)
Dr. Hagengruber was awarded 1,923 shares of Common Stock during 2017 with a value on the date of grant of $3.35 per share, or $6,442 in the aggregate.  At fiscal year-end, Dr. Hagengruber had no stock options or unvested stock awards outstanding.

(4)
Mr. Lewis was awarded 1,923 shares of Common Stock during 2017 with a value on the date of grant of $3.35 per share, or $6,442 in the aggregate.  He also received 7,352 TRSUs having an aggregate grant date fair value of $24,629.  At fiscal year-end, Mr. Lewis had 60,000 stock options and 7,352 TRSUs outstanding.

(5)
Ms. Quinn was awarded 1,923 shares of Common Stock during 2017 with a value on the date of grant of $3.35 per share, or $6,442 in the aggregate.  She also received 7,352 TRSUs having an aggregate grant date fair value of $24,629.  At fiscal year-end, Ms. Quinn had 65,833 stock options and 7,352 TRSUs outstanding.

(6)
Mr. Stanker was awarded 1,923 shares of Common Stock during 2017 with a value on the date of grant of $3.35 per share, or $6,442 in the aggregate.  He also received 7,352 TRSUs having an aggregate grant date fair value of $24,629.  In addition, 5,616 TRSUs that were issued to Mr. Stanker in 2016 vested during 2017, resulting in the issuance to Mr. Stanker of 5,616 shares of Common Stock valued at the date of vesting at $3.25 per share (these shares are not included in the "Stock Awards" column for Mr. Stanker because the underlying TRSUs were granted during 2016).  At fiscal year-end, Mr. Stanker had no stock options and 7,352 TRSUs outstanding.

(7)
Mr. Sundaram was awarded 1,923 shares of Common Stock during 2017 with a value on the date of grant of $3.35 per share, or $6,442 in the aggregate.  He also received 7,352 TRSUs having an aggregate grant date fair value of $24,629.  In addition, 4,459 TRSUs that were issued to Mr. Sundaram in 2016 vested during 2017, resulting in the issuance to Mr. Sundaram of 4,459 shares of Common Stock valued at the date of vesting at $3.25 per share (these shares are not included in the "Stock Awards" column for Mr. Sundaram because the underlying TRSUs were granted during 2016).  At fiscal year-end, Mr. Sundaram had no stock options and 7,352 TRSUs outstanding.

The Company intends to consider further modifications to the manner in which it compensates its non-employee directors in order to continue to attract high-quality individuals to serve on the Board and to align its compensation of non-employee directors with best practices observed by similar companies.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Mr. Lewis (Chair), Ms. Quinn, and Mr. Stanker.  No member of the Compensation Committee has served as a Company officer or employee at any time.  None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board.  None of our executive officers serve as a member of the Board of Directors of any other company that has an executive officer serving as a member of our Compensation Committee.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

Proposal 1:  Election of Directors

Currently there are seven directors serving on the Board and there is one vacant seat.  The Board is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible.  Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.  To be elected to the Board of Directors, a nominee for director must receive the affirmative vote of a majority of the sum of (a) the total votes cast for and (b) the total votes affirmatively withheld as to such nominee.

The terms of the Company's Class II directors – Mr. Joseph Lewis, Ms. Jane Bryant Quinn, and Mr. Suresh Sundaram – will expire at the 2018 Annual Meeting.  Mr. Lewis and Ms. Quinn have announced their retirement from the Board and, therefore, informed the Board that they would not stand for reelection.  Mr. Sundaram has been nominated to stand for reelection, and Mr. Beasley has been nominated for election at the Annual Meeting.  If elected, each of Mr. Sundaram and Mr. Beasley would hold office until the 2021 Annual Meeting and until their successors are duly elected and qualified.  Biographical information, including professional background and business-related experience, for each of the nominees and incumbent directors is contained in the section captioned "Information About Directors and Executive Officers."

The proxies solicited hereby, unless directed to the contrary, will be voted FOR election of the nominees.  All of the nominees have consented to being named in this Proxy Statement and to serve if elected.  The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the Board, in its discretion, may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF SURESH SUNDARAM AND J. BARNIE BEASLEY

Proposal 2:  Non-Binding Resolution to Approve Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are providing stockholders the chance to approve, in a non-binding vote, the Company's executive compensation as reported in this Proxy Statement.  We are providing stockholders with this opportunity on an annual basis pursuant to the recommendation of stockholders at the 2017 Annual Meeting that the Company hold a "say on pay" vote every year.

Our executive compensation programs are designed to support the Company's long-term success.  The Compensation Committee has structured our executive compensation program to achieve the following key objectives:

·	to attract, retain, and reward talented and productive executive officers and other employees who can contribute (both short and long-term) to the success of the Company;
·	provide incentives for executive officers for superior performance; and
·	to align compensation and interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company's success.

We urge stockholders to read the "Executive Compensation" disclosure set forth in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation philosophy and objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our Named Executive Officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in that disclosure are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company's success.

We are asking stockholders to approve the following non-binding resolution at the Annual Meeting:

RESOLVED, that the stockholders of GSE Systems, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in accordance with compensation disclosure rules of the Securities and Exchange Commission, including as set forth in the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company's Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors.  Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS SET FORTH IN THE SUMMARY COMPENSATION TABLE AND THE RELATED COMPENSATION TABLES AND NARRATIVE IN THE PROXY STATEMENT, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

Proposal 3:  Amendment to the Company's Certificate of Incorporation

Article IV of the Restated Certificate of Incorporation of GSE Systems, Inc. (the "Certificate of Incorporation") currently authorizes the issuance of up to 32,000,000 shares of capital stock, divided into 2,000,000 shares of Preferred Stock and 30,000,000 shares of voting Common Stock.  The par value of each class of stock is $0.01 per share.  No shares of Preferred Stock are issued or outstanding, but as of the record date, 21,192,653 shares of Common Stock have been issued, of which 1,598,911 are held in treasury and 19,593,742 are outstanding.  At December 31, 2017, the Company had reserved an additional 4,301,854 shares of Common Stock for issuance pursuant to the Long-Term Incentive Plan.  Thus, approximately 85% of the Company's authorized Common Stock is either issued or reserved for issuance.  The Company believes that this fact likely would make it more difficult for the Company to raise funds by issuing equity in the future, or to use Common Stock as consideration in connection with potential acquisitions of companies.  Increasing the number of shares of authorized Common Stock would enable the Company to consider a broader and potentially more attractive range of strategic alternatives as it seeks to achieve its growth objectives.

Upon consideration and consultation with outside advisors, the Board of Directors has concluded that it would be in the best interests of the Company to increase the number of shares of Company capital stock, and in particular, the number of shares of voting Common Stock, authorized for issuance pursuant to the Certificate of Incorporation.  The Company therefore proposes to increase the total number of authorized shares of capital stock from 32,000,000 to 62,000,000; and to increase the total number of authorized shares of voting Common Stock from 30,000,000 to 60,000,000.  The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company.  The amendment would not affect the rights of the holders of currently outstanding Common Stock, except to the extent additional shares are actually issued, which may have certain effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share of current holders of Common Stock.  If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware in the proposed form attached hereto as Appendix A.  The number of authorized shares of Preferred Stock would remain unchanged at 2,000,000.

Article XI of the Certificate of Incorporation provides that amendment to the Certificate of Incorporation requires the affirmative vote of both (a) a majority of the members of the Board of Directors then in office, and (b) a majority of the combined voting power of all the shares of all classes of capital stock of the Company then entitled to vote generally in the election of directors.  The Board has unanimously approved a resolution authorizing the Company to amend its Certificate of Incorporation as described herein, and directing that the proposed amendment be submitted to the Company's stockholders for consideration and approval at the Annual Meeting.  We are asking stockholders to approve an amendment to the Certificate of Incorporation of the Company at the Annual Meeting, the form of which is set forth in Appendix A.

The proxies solicited hereby, unless directed to the contrary, will be voted FOR the proposed amendment to the Company's Certificate of Incorporation as specified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 32,000,000 TO 62,000,000.

Proposal 4:  Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed the firm of BDO USA, LLP ("BDO") as the independent registered public accounting firm of the Company for fiscal year 2018.  BDO was also the Company's independent registered public accounting firm for fiscal years 2015, 2016, and 2017.  Representatives of BDO are expected to attend the Annual Meeting and will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.  For a description of the Audit Committee's pre-approval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i), see the section captioned "Audit Committee Pre-Approval of Audit and Non-Audit Services."

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.  The stockholders' ratification of the appointment of BDO, will not impact the Audit Committee's responsibility pursuant to its charter to appoint, replace, and discharge the independent registered public accounting firm.  If the stockholders do not ratify the appointment of BDO, the Audit Committee may reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP, AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018

Other Business

As of the date of this proxy statement, the Company does not know of any matters that will be presented for action at the annual meeting other than those expressly set forth herein.  If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.  In addition, if (i) any of the persons named to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee or (ii) any stockholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or (iii) if any matters concerning the conduct of the meeting are presented for action, then stockholders present at the meeting may vote on such items.  If you are represented by proxy, your proxy will vote your shares using his discretion.

By Order of the Board of Directors
Daniel W. Pugh
General Counsel and Secretary
Sykesville, Maryland

APPENDIX A

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
GSE SYSTEMS, INC.

GSE Systems, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation to increase the number of authorized shares of capital stock and shares of Common Stock of the Corporation, declaring said proposed amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders of the Corporation.

SECOND: That thereafter, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment as set forth in this Certificate of Amendment.

THIRD: That the  amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That upon the effectiveness of this Certificate of Amendment, Section 4.1 of the Certificate of Incorporation is hereby amended by replacing Section 4.1 in its entirety with the following:

Section 4.1.  Total Number of Shares of Capital Stock.  The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 62,000,000 shares.  The authorized stock is divided into 2,000,000 shares of Preferred Stock, with the par value of $0.01 each (the "Preferred Stock"), and 60,000,000 shares of voting common stock, with the par value of $0.01 each (the "Common Stock").  The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders and for such consideration as may be fixed from time to time by the Board.  The Board may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this ____________ day of _____, 2018.

By:
Name:
Title:

Preliminary Proxy Card

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 11, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 11, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Suresh Sundaran 02 J. Barnie Beasley

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. a non-binding resolution to approve the compensation of the Company's named executive officers.	☐	☐	☐
3. An amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of capital stock from 32,000,000 to 62,000,000.	☐	☐	☐
4. To ratify the appointment by the audit committee of BDO USA LLP, an independent registered public accounting firm, as the Company's independent registered public accountants for the current fiscal year.	☐	☐	☐

NOTE: In their discretion as to such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

SHARES
CUSIP #
SEQUENCE #

JOB #

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000378403_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

GSE SYSTEMS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on June 12, 2018
This proxy is solicited on behalf of the Board of Directors of GSE Systems

The undersigned hereby constitutes and appoints Kyle Loudermilk and/or Christopher Sorrells, or either of them, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GSE Systems, Inc. (the "Company") to be held at the Company's offices at 6940 Columbia Gateway Drive, Suite 470, Columbia, MD 21046 at 9:00 a.m. local time, on June 12, 2018, and at any and all adjournments or postponements of the meeting, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the accompanying proxy statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____
____
____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000378403_2 R1.0.1.17